Exhibit 99.1

Contact: Igor Khislavsky

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION DECLARES QUARTERLY DISTRIBUTION

BOSTON, MASSACHUSETTS - September 10, 2020 - American Tower Corporation (NYSE: AMT) today announced that its board of directors has declared its quarterly cash distribution of $1.14 per share on shares of the Company’s common stock. The distribution is payable on October 16, 2020 to the stockholders of record at the close of business on September 28, 2020.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 181,000 communications sites. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in the Company’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of its Form 10-K for the year ended December 31, 2019, as updated in Part II, Item 1A of its Form 10-Q for the quarter ended March 31, 2020, under the caption “Risk Factors.” The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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